SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2013

Date of Report

(Date of Earliest Event Reported)

REFLECT SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

UTAH	000-31377	87-0642556
(State or Other Jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1266 South 1380 West

Orem, Utah  84058

(Address of Principal Executive Offices)

(801) 226-4100

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On December 30, 2013, the Board of Directors of Reflect Scientific, Inc., a Utah corporation (the “Company”), voted to issue to Mr. Kim Boyce, the Company CEO and Director, 3,975,000 shares of the Company’s restricted common stock.

The stock was issued in recognition of the leadership which Mr. Boyce has exhibited, as well as recognition of the fact that Mr. Boyce did not receive a bonus in 2011, 2012 or 2013 and accepted a salary reduction in 2011 to enable the Company to conserve cash.

The Board also voted to issue Smith Corporate Services, Inc., a Utah corporation (“SCS”) 3,530,000 shares of the Company’s restricted common stock for consulting services to be provided during 2014.

The Company issued these shares to SCS and Mr. Boyce in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, on the basis that SCS and Mr. Boyce are “accredited investors” as defined in Rule 501(a) of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

REFLECT SCIENTIFIC, INC

Date:   January 2, 2014                                                  By:  /s/ Kim Boyce

                                                                                     Kim Boyce, Chief Executive Officer